SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): March 12, 1999
                                                 -------------------------------

                   Prospect Street High Income Portfolio Inc.
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             (Exact name of registrant as specified in its charter)


     Maryland                        811-5557                  04-302-8343
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(State or other jurisdiction       (Commission                (IRS Employer
   of incorporation)               File Number)             Identification No.)


                  60 State Street, Boston, Massachusetts 02109
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                     Address of principal executive offices


Registrant's telephone number, including area code: (617) 742-3800
                                                   -----------------------------

                                       N/A
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         (Former name or former address, if changed since last report.)



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Item 5.  Other Events
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                  On March 12, 1999 Prospect Street High Income Portfolio,  Inc.
(the "Fund") held its 1999 Annual Meeting of Stockholders. At such meeting, Richard E. Omohundro, Jr., John A. Frabotta, John S. Albanese, C. William Carey, Joseph G. Cote, Harlan D. Platt and Christopher E. Roshier were re-elected as directors of the Fund to serve until the next annual meeting of the Fund's stockholders and until their successors shall have been duly elected and qualified. The stockholders also ratified the appointment of Arthur Andersen LLP as independent public accounts of the Fund for the fiscal year ending October 31, 1999. The stockholders voted against a proposal which would have increased the annual advisory fee to 0.70% of the Fund's average annual net assets up to and including $200,000,000 and 0.65% of the excess of such managed assets over $200,000,000. Accordingly, the current 0.50% to 0.65% tiered advisory fee structure will remain unchanged.



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

                                    SIGNATURE
                                    ---------


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PROSPECT STREET HIGH INCOME
                                        PORTFOLIO INC.


Dated: March 25, 1999                   By: /S/ John A. Frabotta
                                           --------------------------------
                                            John A. Frabotta
                                            Vice President, Treasurer,
                                            Chief Investment Officer and
                                            Chief Financial Officer


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